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[TOKAI BANK OF CALIFORNIA LOGO]


                               SECURED REVOLVING
                                PROMISSORY NOTE


$15,000,000.00            Los Angeles, California             September 23, 1998


FOR VALUE RECEIVED, ESS TECHNOLOGY, INC. ("Borrower"), promises to pay to TOKAI BANK OF CALIFORNIA, a California banking corporation, having an office at 300 South Grand Avenue, Los Angeles, California 90071 ("Lender"), or order, at said office or at such other place as may be designated, from time to time, in writing by Lender, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) in lawful money of the United States of America, plus interest as hereinafter provided, on the principal sum from time to time outstanding until paid. Interest, as hereinafter provided, shall be computed on the basis of a 360 day year for actual days elapsed.

1.   DEFINITIONS:

     1.1 "Advances" shall mean those funds advanced by Lender to Borrower in accordance with Section 3 of this Note.

     1.2 "Basis Point" shall mean 1/100 of one (1) percent (.0001) and therefore 100 basis points shall be equal to 1%.

     1.3 "Deed of Trust" shall mean that certain Deed of Trust, Assignment of Rents. Security Agreement and Fixture Filing dated September 23, 1998, given by Borrower to Lender, as may be amended from time to time.

     1.4 "Lender" shall mean Tokai Bank of California, a California banking corporation and for the purposes of the Libor Rate, Reserves, Libor Interest Period, Libor Business Day and Libor Rate Option the term Lender shall also mean and include Tokai Bank Ltd., Los Angeles Agency.

     1.5 "Libor Business Day" shall mean any day on which Lender is open for business in Los Angeles, California and any business day on which commercial banks in the City of London, England, are open for dealings in dollar deposits in the London Interbank Market.

     1.6 "Libor Interest Period" shall mean a one (1) month to twelve (12) month period of time, and only in those increments, commencing on the date specified in Borrower's Libor Notice to Lender to commence a Libor Interest Period and ending on the same numerical day of the last month of the Libor Interest Period that corresponds to the numerical day of the month that the Libor Interest Period commences provided that:

          (a) whenever the last day of a Libor Interest Period would otherwise occur on a day other than a Libor Business Day, the last day of such Libor Interest Period shall be extended to occur on the next succeeding Libor Business Day; provided, however, that if such extension would cause the last day of such Libor Interest Period to occur the next following calendar month, the last day of such Libor Interest Period shall occur on the next preceding Libor Business Day; and

          (b) whenever the first day of a Libor Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Libor Interest Period, such Libor Interest Period shall end on the last Libor Business Day of such succeeding calendar month; and


                                  Page 1 of 9
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     (c)  notwithstanding the foregoing in no event shall any Libor Interest
          Period be extended beyond the Maturity Date."

1.7 "Libor Notice" shall have the meaning as set forth in Section 4.1 hereof and shall be in the form attached as Exhibit A.

1.8 "Libor Rate" shall mean the per annum rate equal to one hundred fifty basis points (1.50%) plus Reserves, in excess of the following:

     (a) the rate at which dollar deposits in immediately available funds are contracted for by Lender in the London Interbank Market for a term comparable to the Libor Interest Period set forth in the Libor Notice to the Lender two (2) Libor Business Days prior to commencement of the applicable Libor Interest Period in an amount approximately equal to the Principal Balance for a term comparable to the Libor Interest Period set forth in the Libor Notice to the Lender two (2) Libor Business Days prior to commencement of the applicable Libor Interest Period; or

     (b) in the event that Lender does not specifically contract for dollar deposits, as set forth above, then Lender shall determine the Libor Rate using the indication teller rate quotes from the London Interbank Market received at the London, England office of Lender at 11:00 a.m., London time, two (2) Libor Business Days prior to the commencement of a Libor Interest Period, as being offered for dollar deposits in an amount approximately equal to the Principal Balance for a term comparable to the Libor Interest Period set forth in the Libor Notice to Lender two (2) Libor Business Days prior to commencement of the applicable Libor Interest Period. The Libor Rates and/or all components thereof shall be calculated on the basis of a 360 day year for actual days elapsed. This determination of the Libor Rate by Lender shall be binding and conclusive upon Borrower.

1.9  "Libor Rate Option" shall have the meaning set forth in Section 4, hereof.

1.10 "Loan Agreement" shall mean that certain Revolving Loan Agreement entered into by and between Borrower and Lender, dated September 23, 1998, as it may be amended from time to time, and is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agrement, the terms of this Note shall prevail.

1.11 "Maturity Date" shall mean October 1, 2001.

1.12 "Other Security Documents" shall mean all and any of the documents (other than this Note, the Deed of Trust and the Loan Agreement) now or hereafter executed by the Borrower or any guarantor of the indebtedness evidenced hereby or others in favor of Lender which wholly or partially secure or guarantee payment of this Note.

1.13 "Prime-Based Rate" shall mean the Prime Rate plus zero basis points (.0%). The Prime-Based Rate shall be calculated on the basis of a 360 day year for actual days elapsed.

1.14 "Prime Rate" shall mean the variable rate of interest per annum announced, declared and/or published from time to time by Lender as its "Prime Rate" with the understanding that Lender's "Prime Rate" is one of its base rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Lender's base rates.

1.15 "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

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      1.16  "Reserves" shall mean Lender's determination of Lender's cost of reserves required by, arising out of, and/or pursuant to any laws, rules and/or regulations established by or promulgated by any authority and/or agency having jurisdiction over Lender and/or The Tokai Bank, Ltd., including but not limited to the Ministry of Finance of Japan and/or the Board of Governors of the Federal Reserve System of the united States, and by reason of example such Reserves may include, but are not limited to, any reserve on Eurocurrency Liabilities as defined and set forth in Regulation D at the ratios provided in such Regulation, from time to time in effect, it being agreed that any portion of the Principal Balance bearing interest at a Libor Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions and/or offsets that may be available to Lender from time to time, under such Regulation upon imposition of any such Reserve requirements. The cost and actual amount of such Reserves shall be determined by Lender, and such determination of such costs and Reserves shall be binding and conclusive upon Borrower, and all such costs and Reserves shall be rounded up to the nearest 1/8 of 1%;

      1.17  "Roll Over Date" shall mean the last day of the Libor Interest
            Period.

2.    Interest and principal shall be payable as follows:

      2.1 Interest shall be due and payable monthly, in arrears, commencing on November 1, 1998 and shall continue to be due and payable, in arrears, on the 1st day of each calendar month thereafter until the Maturity Date.

      2.2 All portion of the Principal Balance not designated by Borrower as bearing interest at the Libor Rate shall bear interest at the Prime Based Rate.

      The entire amount of the Principal Balance remaining unpaid, shall be due and payable in full on Maturity Date together with all accrued and unpaid interest and other sums due on this Note and/or secured by the Deed of Trust.

3. This Note evidences a revolving line of credit as set forth in the Loan Agreement. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request and shall be subject to the terms and of the Loan Agreement. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the Line of Credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: FRED S. L. CHAN or DALE R. LINDLY or HOWARD HIDESHIMA. Borrower agrees to be liable for all sums (a) advanced in accordance with the instructions of an authorized person, (b) credited to any of Borrower's account with Lender. (c) Advances to pay drawings on Letters of Credit, and (d) all other obligations of Borrower under the Loan Agreement. Funds once borrowed and repaid may be re-borrowed, provided that the total principal indebtedness shall not exceed the amount permitted under Section 3 of the Loan Agreement. No Advances will be approved or made after the Maturity Date.

4. Borrower shall have the right and/or option, from time to time, to elect to have portions of Principal Balance bear interest at the Libor Rate (herein "Libor Rate Option"), provided such election of rights and/or options is made in the manner hereinafter set forth. Any election of Borrower of the Libor Rate Option must be made in accordance with the following:

      4.1 For each and every election of the Libor Rate Option, Borrower shall deliver to Lender a written notification or telex of Borrower's election of such Libor Rate Option at least three (3) Libor Business Days prior to the date of commencement of the Libor Interest Period (herein "Libor Notice"). Each and every Notice must specify the following:

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
            (a) Amount of Principal Balance to bear interest at the Libor Rate. Borrower must specify a minimum Principal amount of $1,000,000.00, or more.

            (b)  The date the Libor Interest Period is to commence.

            (c) The term of the Libor Interest Period which must be a one (1) month to twelve (12) month period of time.

      4.2 Lender shall, as soon as practicable after 3:00 p.m. Los Angeles time two (2) Libor Business Days prior to the commencement of the Libor Interest Period, determine the Libor Rate applicable to the Principal Balance. Interest shall accrue at the Libor Rate determined by the Lender for the Libor Interest Period commencing on the date specified in the Libor Notice. The interest rate applicable to the Principal Balance, with respect to which Borrower has elected a Libor Rate, shall revert from the Libor Rate applicable thereto to the Prime-Based Rate on the Roll Over Date applicable thereto, unless Borrower timely exercises the Libor Rate Option with respect thereto within the time periods provided herein. Lender shall be under no duty or obligation to notify Borrower that the interest rate on the Principal Balance is about to revert from a Libor Rate to the Prime-Based Rate.


      4.3 Borrower's right to exercise the Libor Rate shall be conditioned upon there not being an uncured default under this Note, the Deed of Trust, the Loan Agreement, or the other Security Documents.

      4.4. Borrower shall not be permitted to elect a Libor Rate more than once in any calendar month and the ending date for any Libor Interest Period in such Libor Notice shall not extend beyond the Maturity Date.

      4.5 In the event, and on each occasion, that on the day two (2) Libor Business Days prior to the commencement of a Libor Interest Period, Lender shall determine (which determination shall be conclusive and binding upon Borrower) that dollar deposits in an amount approximately equal to the Principal Balance:

            (a) are not generally available at such time in the London Interbank Market; and/or:

            (b) the rate and/or terms at which such dollar deposits is being offered will not adequately and fairly reflect the cost to Lender of making or maintaining a Libor Rate on the Principal Balance, and/or of funding the same in the London Interbank Market during such Interest period; or

            (c)  reasonable means do not exist for ascertaining a Libor Rate, or

            (d) a Libor Rate on the Principal Balance would be in excess of the maximum interest rate which Borrower may by law pay,

            then Lender shall so notify Borrower and the Principal Balance shall continue to bear interest at the Prime-Based Rate.

      4.6 If any change in any Law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for Lender to make and/or maintain Libor Rates with respect to the Principal Balance or to give effect to its obligations as contemplated hereby then the Libor Rate shall immediately terminate. Lender shall notify Borrower of such termination and after such notification any Libor Rate applicable to the Principal Balance shall be automatically converted to the Prime-Based Rate, and any such notice given by Lender to Borrower pursuant to this paragraph shall, if lawful, be effective on the last day of any existing Libor Interest Period.

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5.   Borrower recognizes and acknowledges that the cost to Lender of making or maintaining Libor Rates with respect to the Principal Balance may fluctuate and Borrower agrees to pay to Lender, in addition to Reserves, such additional amounts that will compensate Lender, in Lender's sole determination, for any additional costs and/or expenses of maintaining any such Libor Rate as a result or by reason of Reserves and after the date of this Note, any change, amendment and/or modification in any applicable rule, law and/or regulation and/or in the interpretation and/or administration thereof by any governmental authority of Japan and/or the United States of America charged with the interpretation and/or administration thereof (whether or not having the force and/or effect of law) and/or by any court changing the basis of taxation of payments to Lender of the Principal Balance and/or interest at a Libor Rate and/or any other fees and amounts payable under this Note, the Deed of Trust, the Loan Agreement, and/or the Other Security Documents or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, and/or any other acquisition of funds for loans by Lender, and/or imposing on Lender or the London Interbank Market any other condition affecting this Note, the Deed of Trust, the Loan Agreement, and/or the Other Security Documents and/or any portion of the Principal Balance bearing interest at a Libor Rate so as to increase the cost to Lender of making or maintaining a Libor Rate with respect to any portion of the Principal Balance and/or to reduce the amount of any sum received and/or receivable by Lender under this Note, the Deed of Trust, the Loan Agreement, or the other Security Documents (whether of principal, interest and/or otherwise), by an amount deemed by Lender to be material, but without duplication for payments required under Section 1.16 above.

     Any amount and/or amounts payable by Borrower to Lender pursuant to this paragraph shall be paid by Borrower to Lender within ten (10) days after the Lender sends Borrower written notification setting forth the amount due and the basis for the determination from time to time, of such amount or amounts, which notice shall be conclusive and binding upon Borrower. Failure on the part of Lender to send such notice and/or demand compensation for any increased costs in any Libor Interest Period shall not constitute a waiver of Lender's rights to demand compensation for any increased costs incurred during any such Libor Interest Period or in any other subsequent or prior Libor Interest Period.

6. In addition to all other sums due hereunder, Borrower hereby agrees to indemnify Lender against any loss or expense, and to pay Lender upon demand any and all amounts that Lender may sustain or incur as a consequence of any default by Borrower in the payment of any portion of the Principal Balance bearing interest at a Libor Rate, or any part thereof of interest accrued thereon at a Libor Rate, as and when due, and/or the occurrence of any event specified in this Note, the Deed of Trust, the Loan Agreement, and/or the Other Security Documents including, but not limited to, any loss and/or reasonable expense sustained and/or incurred in liquidating or re-employing deposits from third parties required to effect or maintain any Libor Rate with respect to any portion of the Principal Balance. Lender shall provide Borrower a statement explaining the amount of any such loss or expense, which statement shall be conclusive and binding upon Borrower.

7. Borrower shall have the right at any time to prepay any portion of the Principal Balance bearing interest at the Prime-Based Rate without premium or penalty. Borrower shall have the right at any time following three (3) calendar days prior written notice to Lender, to prepay any portion of the Principal Balance bearing interest at the LIBOR Rate only in the event that Borrower shall pay to Lender, as and for a prepayment premium, an amount computed pursuant to the following formula:

                 (Amount Being Prepaid)  x  [(a - b)/360]  x  c

     For the purpose hereof, "a" shall mean the interest rate for this Note on the date of prepayment, "b" shall mean Lender's certificate of deposit rate for certificates of deposit of more than $100,000 maturing on the maturity date of the applicable Libor Interest Period; and "c" shall mean the actual number of days between the date of prepayment and the maturity of the applicable Libor Interest Period. The deposit rate of "b" shall be determined as of the date of prepayment. In the event "b" is greater than "a" there will be no prepayment premium to either party.


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     Any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under this Note.

 8. This Note is secured by, among other things, the Deed of Trust executed by Borrower, as trustor, in favor of Lender, as beneficiary, encumbering, hypothecating, pledging and securing Borrower's right, title and interest in and to certain personal and real property located in the County of Alameda, California, as more particularly described and/or set forth in the Deed of Trust. The Deed of Trust contains, among other provisions, a provision for the immediate acceleration of this Note upon the occurrence of any Default, and/or event of default under said Deed of Trust, including, but not limited to, any sale, transfer, conveyance, encumbrance and/or alienation of Borrower's right, title and/or interest (or any portion thereof) in the real and/or personal property described and/or set forth in said Deed of Trust.

 9. All payments received by Lender from or for the account of Borrower, due hereunder may be applied by Lender, in its sole and absolute discretion, in the following manner, or in any other order or manner as Lender chooses:

     9.1  First: To pay any and all interest due, owing and/or accrued;

     9.2 Second: To pay any and all costs, advances, expenses or fees due, owing and/or payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Deed of Trust, the Loan Agreement, and the Other Security Documents; and

     9.3  Third: Payment of the outstanding principal balance on said Note.

     All records of payments received by Lender shall be maintained at Lender's office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of borrower under this Note.

10. Interest, late charges, costs, or expenses that are not received by Lender within ten (10) calendar days from the date such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the Principal balance and shall from the date due bear interest at the Default Rate specified below.

11. Whenever any payment to be made under this Note shall be due on a day other than a day on which the Lender is open for business ("Business Day"), including Saturdays, Sundays and/or legal holidays generally recognized by banks doing business in California, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

12. All payments under the Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, present or future taxes, present or future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any government and/or taxing agency, body or authority by or for any municipality, state, or nation. If at any time, present or future, Lender shall be compelled by any law, rule, regulation and/or any other such requirement which on its face or by its application requires and/or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties to act such that it causes or results in a decrease, reduction and/or dedication, (as described and/or set forth above) in payment received by Lender; then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment and/or required withholding, shall not be reduced in any manner whatsoever.

13. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter "Default");

     13.1 Lender does not receive a payment within 10 days of the due date hereunder in the amount and manner as set forth herein; or

     13.2 Borrower does not faithfully perform within the applicable grace period each and every term, condition and/or provision contained in the Deed of Trust, the Loan Agreement or Other Security Documents strictly in accordance therewith; or

     13.3 Borrower or any other obligor or trustor otherwise commits a default as specified in the Loan Agreement or Other Security Documents which is not cured prior to expiration of any applicable grace period; or

     13.4 Borrower or any other obligor or trustor commits a default as specified in any other obligation of Borrower owing to Lender.

     Upon the occurrence of a Default hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and/or payments due hereunder, immediately due and payable, without notice and/or demand.

14. From and after the occurrence of any Default in this Note, whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (the "Default Rate") equal to five percentage points (5%) over the Prime-Based Rate.

15. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this
     Note is not received by Lender within ten (10) days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain. Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with interest accruing on the entire unpaid principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under the Deed of Trust, the Loan Agreement and/or the Other Security Documents, or to declare a default hereunder or under the Deed of Trust, Loan Agreement and/or the Other Security Documents.

16. Borrower hereby agrees to pay any and all costs and/or expenses paid and/or incurred by Lender by reason of, as a result of, or in connection with, this Note, the Deed of Trust, the Loan Agreement and/or the Other Security Documents, including, but not limited to, any and all attorneys' fees and related cots whether such costs and/or expenses are paid or incurred in connection with the enforcement of this Note, the Deed of Trust, the Loan Agreement, and/or the Other Security Documents, or any of them, the protection and/or preservation of the collateral or security for this Note and/or any other rights, remedies and/or interests of Lender, whether or not suit is filed. Borrower's agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom. All such costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

17. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission and/or failure on the part of the Lender in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any other right and/or remedy of Lender.

18. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, and interest payable hereunder shall be computed at such maximum rate, and any portion of all prior interest payments in excess of such maximum rate shall be applied, and/or shall retroactively be deemed to have been payments made, in reduction of the Principal Balance.

19. This Note may be amended, changed, modified, terminated and/or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the laws of the State of California.

20. Borrower, and each person executing this Note on Borrower's behalf, hereby represents and warrants to Lender that, by its execution below, that Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In the event that this Note is executed by more than one person or entity, the liability hereunder shall be joint and several. Any married person who is obligated on this Note, directly or indirectly, agrees that recourse may be had to such person's separate property in addition to any and all community property of such person.


IN WITNESS WHEREOF, Borrower has duly executed this Note the day and year first above written.

"BORROWER"

ESS TECHNOLOGY, INC.

By:    /s/ Fred S. L. Chan
   ------------------------------------------
   Fred S. L. Chan
   Chairman/President/Chief Executive Officer

                                   EXHIBIT A
                                  LIBOR NOTICE


Pursuant to Section 4 of the Secured Promissory Note (the "Note") in the amount of $15,000,000.00 dated as of September 23, 1998, made by ESS TECHNOLOGY, INC. ("Borrower") in favor of TOKAI BANK OF CALIFORNIA, a California banking corporation ("Lender"), this represents Borrower's request to elect a Libor Rate with respect to $_________ (Minimum Principal Balance of $1,000,000.00 is required) on the Principal Balance of the Note for the following Libor interest
Period:

1. The date the Libor Interest Period is to commence is ________________ (this must be a Libor Business Day).

2. The term of the Libor Interest Period is _________________ (Circle One: one (1) month to twelve (12) month)

Capitalized terms used herein without definition shall have the meanings assigned to those terms in the Note.

Borrower certifies that (i) the representations and warranties contained in the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Event of Default has occurred and is continuing under the Loan Agreement; and (iii) Borrower has performed in all material respects all agreements and satisfied all conditions under the Loan Agreement provided to be performed by it on or before the date hereof.

Date:
     -----------------------

"BORROWER"

ESS TECHNOLOGY, INC.

By:
   -------------------------
Print Name:
           -----------------
Title:
      ----------------------

                            REVOLVING LOAN AGREEMENT



THIS REVOLVING LOAN AGREEMENT ("Agreement") is made as of September 23, 1998 by and between ESS TECHNOLOGY, INC. ("Borrower"), and TOKAI BANK OF CALIFORNIA, a California banking corporation ("Lender").

A. Borrower has applied to Lender for a loan in the principal amount of FIFTEEN MILLION AND NO/100THS DOLLARS ($15,000,000.00).

B. Lender has agreed to make the loan to Borrower upon the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   DEFINITIONS AND INTERPRETATIONS.

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 DEFINITIONS. The definitions set forth in the Recitals are incorporated herein by reference.

          "Advance" shall mean any advance of Loan Proceeds by the Lender under the Revolving Loan.

          "Agreement" shall mean this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, or amended.

          "Affiliate" shall mean any person or business entity, directly or indirectly, related to, in control of, controlled by or under the common control of Borrower, or of a successor thereof, whether through merger, consolidation, transfer of assets or otherwise.

          "Appraised Value" means the appraised value as determined by the Lender from time to time.

          "Assets" shall have the meaning usually given that term in accordance with GAAP, but shall exclude sums due to Borrower from Affiliates (other than subsidiaries).

          "Business Day" shall mean a day of the year on which banks are not required or authorized to close in California.

          "Compensating Balances" shall mean the average balances in the Borrower's non-interest bearing account with Lender during the applicable period less the sum of float reserves and balances required to cover service charges to maintain the account. These amounts will be computed in accordance with customary Lender practices which may change from time to time.

          "Contingent Liabilities" shall mean all contingent liabilities as determined and computed in accordance with GAAP.

          "Cross Default" shall mean as described in the Note(s).

          "Current Assets" shall mean all current assets as determined and computed in accordance with GAAP (excluding loans to officers and employees).

"Current Liabilities" shall mean all current liabilities as determined and computed in accordance with GAAP.

"Debt" shall mean and includes all of Borrower's debts and liabilities as determined in accordance with GAAP.

"Debt Service" shall mean the payments of principal and interest due on a loan equal to the current principal balance of the Loan using a loan term of five years, a 25 year amortization and an interest rate at 3-month LIBOR plus 1.5% per annum.

"Debt Service Coverage Ratio" shall mean the ratio of (a) earnings before interest, taxes, depreciation and amortization (excluding Research and Development expenses related to acquisitions) to (b) Debt Service.

"Deed of Trust" shall mean the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing given by Borrower, as Trustor, to American Title Company, as Trustee for the benefit of Lender, as Beneficiary.

"Drawing" shall mean a "drawing" as described in Section 3.1(b)(vii).

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

"Event of Default" shall mean any of those events specified in Section 5 hereof.

"Exchange Rate" shall mean the rate at which Lender offers to sell Japanese Yen for U.S. Dollars on the applicable date.

"Financial Statements" means balance sheets, income statements, reconciliation of capital structure, statements of sources and applications of funds together with appropriate notes and footnotes in accordance with GAAP. Financial Statements provided Lender in accordance with this Agreement shall be audited.

"Financing Statement" shall mean a financing statement (Form UCC-1) given by Borrower to Lender.

"Fixtures" shall mean the fixtures as defined in the Deed of Trust.

"GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

"Governmental Agency" or "Government Agency" shall mean any federal, state or local governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal, or public utility.

"Insurance Policies" shall mean any of the policies of insurance specified in
Section 4.1 hereof.

"Laws" shall mean, collectively, all federal, state, and local laws, rules, regulations, ordinances, and codes.

"Letter of Credit" shall mean a Commercial Letter of Credit issued by Lender pursuant to Section 3.1(b) which includes both sight letters of Credit and usance Letters of Credit.

"Liabilities" shall have the meaning usually given that term in accordance with GAAP.

"Loan" shall mean the loan described in Section 3 of this Agreement in the principal amount of FIFTEEN MILLION AND NO/100ths Dollars ($15,000,000.00).

"Loan Documents" shall mean the Note, Deed of Trust, this Agreement, and such other documents as Lender may require Borrower to give to Lender as evidence of and/or security for the Loan and the Guaranty.

"Loan Proceeds" shall mean all funds advanced by Lender as a Loan to Borrower under this Agreement.

"Maturity Date" shall mean October 1, 2001.

"Net Profit" shall have the meaning usually given that term in accordance with GAAP (excluding Research and Development expenses related to acquisitions).

"Note" shall mean the Note(s) of Borrower payable to the order of Lender, evidencing the Loan.

"Organizational Documents" shall mean:

(a)     Borrower's Articles of Incorporation.

(b) An affidavit of Borrower signed by an officer of Borrower, where applicable, in form and substance satisfactory to Lender affirming the authority of Borrower to borrow the Loan and enter into the Loan Documents, and affirming the names and signatures of all officers of Borrower authorized to execute documents in connection with the Loans.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor established under ERISA.

"Permitted Encumbrances" shall mean the matters approved by Lender shown in the report of title of the Title Company.

"Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or a Government Agency.

"Personality and Fixtures" shall mean the equipment and fixtures as defined in the Deed of Trust.

"Plan" means an employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV of ERISA.

"Prime Rate" shall mean Lender's Prime Rate which is the rate announced from time to time by Lender to be the Prime Rate as reflected in the books and records of Lender. The Prime Rate may vary from time to time and the interest rate shall automatically change on the same day the Prime Rate changes.

"Property" shall mean the Property as defined in the Deed of Trust.

"Quick Assets" shall mean cash, cash equivalents, marketable securities plus net accounts receivable.

          "Quick Ratio" shall mean Quick Assets divided by Current Liabilities.

          "Release" shall mean a Release as provided under Section 3.1(c).

          "Tangible Net Worth" shall mean the excess of Assets over Liabilities, excluding, however, from the determination of Assets: (i) all assets that would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), negative goodwill, foundry investments, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs); and (ii) subordinated debt.

          "Title Company" shall mean American Title Company.

          "Title Policy" shall mean a standard American Land Title Association Lender's policy of title insurance for the Property, insuring Lender in the amount of the Loans and with such other endorsements as Lender may request.

          "Working Capital Advance" shall mean all Advances made pursuant to
          Section 3.1(a).

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in Section 4.15 and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     1.3 USE OF DEFINED TERMS. Any defined terms used in the plural shall include the singular and such terms shall encompass all members of the relevant class.

     1.4 SCHEDULES AND EXHIBITS. All schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference.

     1.5 REFERENCES. Any reference to this Agreement or any other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to Paragraphs, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.

     1.6 OTHER TERMS. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" shall mean "including (include), without limitation."

2.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     Borrower hereby represents and warrants to Lender as of the date of this Agreement, the date the Loan Proceeds are disbursed to Borrower, and each and every date during the existence of the Loan, or any portion thereof, as the context admits or requires, that:

     2.1 BORROWER'S CAPACITY. Borrower is and shall continue to be a corporation duly organized and existing under the Laws of the State of California, and duly qualified to do business in any state in which the nature of its business requires it to be so qualified.

     2.2 VALIDITY OF LOAN DOCUMENTS. The Loan Documents are and shall continue to be in all respects valid and binding upon Borrower according to their terms, subject to all Laws, including equitable principles, insolvency laws, and other matters applying to creditors generally; provided, however, that the implementation of such Laws do not and will not affect the ultimate realization of the security afforded thereby. The execution and delivery by

     Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary action and do not and will not

     (a) Require any consent or approval not heretofore obtained or any other person holding any interest or entitled to receive any interest issued or to be issued by Borrower or otherwise;

     (b) Violate any provision of the Organizational Documents or other agreements to which Borrower is bound;

     (c) Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower.

     (d) Violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award;

     (e) Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

2.3 BORROWER NOT IN DEFAULT OR VIOLATION. Borrower is not in default under or in violation of any Laws, order, writ, judgment, injunction, decree, determination or award. Borrower is not in default under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease. No event has occurred and is continuing, or would result from the making of the Loans or an Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

2.4 NO GOVERNMENTAL APPROVALS REQUIRED. Borrower does not require any authorization. consent, approval, order, license, exemption from, or filing, registration, or qualification with any Governmental Agency in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under, the Loan Documents, except that filing and/or recording with Governmental Agencies may be required to perfect liens, security interest, or other charges or encumbrances granted Lender by Borrower.

2.5  TAX LIABILITY.  Borrower has filed and shall file all tax returns
     (federal, state, and local) required to be filed and has paid and shall pay all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.

2.6 FINANCIAL STATEMENTS. All financial statements, information and other data which have been and which may hereafter be submitted by Borrower to Lender are true, accurate and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent Borrower's financial condition and, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to Lender, the Borrower represents and warrants that no material adverse change in Borrower's financial condition or operations has occurred which has not been fully disclosed to Lender in writing.

2.7 PENDING LITIGATION. There are no actions, suits, or proceedings pending, or to the knowledge of Borrower threatened, against or affecting the Borrower, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at Law or in equity, or before or by any Governmental Agency, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or any Governmental Agency.

      2.8 VIOLATION OF LAWS. Borrower has no knowledge of any violations or notices of violations of any Laws relating to the Property.

      2.9 COMPLIANCE WITH ZONING ORDINANCES AND ENVIRONMENTAL LAWS. Borrower and the Property presently comply with, and will in the future comply fully with, all applicable Laws, and all permits and approvals issued thereunder, affecting the improvements to be located upon the Property, the sale, operation, leasing or financing of the Property and the intended occupancy, use and enjoyment of the Property, including, but not limited to, all applicable subdivision Laws, licenses and permits, building codes, zoning ordinances, environmental protection Laws, flood disaster Laws, and all Laws pertaining to industrial hygiene and the environmental conditions on, under or about the Property, including, but not limited to, soil and groundwater condition. Borrower does not presently, and will not in the future, use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous wastes, radioactive materials, flammable explosives or related material on or in connection with the Property or the business of Borrower on the Property. Borrower does not presently, and will not in the future, permit any lessee on the Property to use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous waste, radioactive materials, flammable explosives, related material on or in connection with the Property or the business on the Property. ("Toxic substances," "hazardous materials" and "hazardous waste" shall include, but not be limited to, such substances, materials and wastes which are or become regulated under applicable Laws or which are classified as hazardous or toxic under applicable Laws.) Borrower shall not seek, make or consent to any change in the zoning, conditions of use, or any other applicable land use permits, approvals or regulations pertaining to the Property, or any portion thereof, which would constitute a violation of the warranties and representations herein contained, or would otherwise impair the ability of Borrower to complete construction of any improvements now underway constituting the Property, or would change the nature of the use or occupancy of the Property.

      2.10 COMPLIANCE WITH ERISA. Borrower does not and shall not maintain any employee benefit plan or other plan maintained for employees of Borrower which is or might be deemed to be covered by Title IV or ERISA, except plans that are or shall be in compliance with all applicable provisions of ERISA. No Reportable Event has occurred or is continuing with respect to any Plan.

      2.11 SOLVENCY. Borrower is and shall continue to be able to pay its debts as they mature and the realizable value of its Assets is, and at all times that it may have obligations hereunder shall continue to be, sufficient to satisfy any and all obligations hereunder.

      2.12 PRINCIPAL PLACE OF BUSINESS. The principal place of business of Borrower is, and will continue to be, as set forth under Section
            7.11 of this Agreement. In the event that Borrower hereafter intends to move its principal place of business, it shall first give at least thirty (30) days' prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address. No later than ten (10) days after commencement of the move by Borrower, Borrower will deliver such new Financing Statements (on Form UCC-1), Continuation Statements (on Form UCC-2) or other instruments as Lender may require.

      2.13 PERMITS. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

     2.14 YEAR 2000 COMPLIANT. Borrower has undertaken a detailed review and assessment of all areas within its business operations that could be adversely affected by the risk that computer applications (including computer systems and equipment containing embedded microchips, including those supplied by others and those with which Borrower interfaces) may be unable to recognized and perform properly date-sensitive functions involving certain dates prior to, and any date subsequent to, December 31, 1999 (such risk being referred to as the "Year 2000 Problem"). Borrower has developed a detailed plan and time line for addressing the Year 2000 Problem on a timely basis and had implemented that plan in accordance with such timetable as the date hereof. The implementation of such plan in accordance with such timetable will result in Borrower being able properly to perform, on a timely basis, date-sensitive functions for all dates prior or subsequent to January 1, 2000 (that is to be "Year 2000 Compliant"). The cost to Borrower of becoming Year 2000 Compliant will not have a material adverse effect.

3.   THE LOAN.

     3.1 LINE OF CREDIT. As long as no event of default has occurred, Lender will provide to Borrower a revolving line of credit ("Line of Credit") in the maximum amount outstanding at any one time not to exceed the lesser of Fifteen Million and No/100 Dollars ($15,000,000.00) or 65% of the Appraised Value of the Property less the staff residential building. The Line of Credit which shall be evidenced by that certain promissory note of even date herewith and in such maximum amount (together with all amendments, renewals, extensions, substitutions and replacements the "Note"). Lender shall provide the following sub-facilities under the Line of Credit:

          (a) Working Capital Advances. Lender shall make Working Capital Advances to Borrower, provided that the amount of all such Advances outstanding at any one time shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00).

          (b) Letters of Credit Sub-Facility. Subject to the terms of this Agreement, and upon the request of Borrower, made at any time and from time to time, and so long as no Event of Default has occurred under this Agreement, Lender agrees to issue Letter(s) of Credit on behalf of Borrower for business purposes agreed to by Lender subject to the following conditions:

               (i) The aggregate amount of Letter(s) of Credit outstanding may not exceed the sum of $5,000,000.00;

               (ii) The Letter(s) of Credit shall be issued in United States (U.S.) Dollars and/or Japanese Yen;

               (iii) The expiration date of each Letter of Credit shall be no longer than one hundred twenty (120) days after the date of issuance including extensions and amendments, and in no event later than one hundred twenty (120) days after the Maturity Date. In no event shall issuance of Letters of Credit be permitted after the Maturity Date;

               (iv) Borrower shall pay Lender's fees for issuance, amendments, negotiations, acceptance, discrepancy and other matters related to each Letter of Credit as set forth in Exhibit A;

               (v) Borrower shall execute Lender's customary Application for Letter of Credit and Reimbursement Agreement for each Letter of Credit;

               (vi) The Letter(s) of Credit shall be in the form customarily used by Lender; and

(vii) Upon receipt form any beneficiary under a Letter of Credit of a demand for payment under such Letter of Credit (each a "Drawing"), Lender shall promptly notify the Borrower. Each Drawing shall be payable in full by the Borrower on the date hereof, without demand or notice of any kind. If the Borrower fails to repay a Drawing on the date of Drawing, Lender is authorized to make a Working Capital Advance to reimburse Lender for the Drawing. The obligation of the Borrower to reimburse Lender for Drawings shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which Borrower may have or have had against Lender (except such as may arise out of the Lender's gross negligence or willful conduct) or any other person, including, without limitation, and set-off, counterclaim or defense based upon or arising out of.

          (1) Any lack of validity or enforceability of this Agreement or any of the Loan Documents;

          (2) Any amendments or waive of or consent to departure from the terms of any Letter of Credit;

          (3) The existence of any claim, set-off, defense or other right which Borrower or any other person may have at any time against beneficiary or an transferee of any Letter of Credit (or any person for whom any beneficiary or such transferee may be acting); or

          (4) Any allegation that any demand, statement or any other document presented under any Letter of Credit is forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statement presented in connection with any Drawing.

(viii) On the date of each drawing of a Letter of Credit in Japanese Yen the amount of the drawing shall be converted to U.S. Dollars by using the Exchange Rate in effect on such date.

(ix) For the purpose of determining compliance with 3.1(b)(i) above Letters of Credit issued in Japanese Yen shall be converted to U.S. Dollars using the Exchange Rate on the date of the determination and shall be multiplied by 120%. If the aggregate amount of Letters of Credit as so determined exceeds $5,000,000.00. Borrower shall deposit with Lender an amount equal to such excess until the Borrower is in compliance with 3.1(b)(i) at which time the deposit shall be returned to Borrower. Any such deposit held by Lender and not returned to Borrower by reason of a failure to comply with 3.1 shall be used by Lender to reimburse Lender for drawings on Letters of Credit.


(c) CARGO RELEASE. Lender agrees to provide cargo releases ("Releases") for the release of inventory and equipment (prior to delivery of required documents) purchased with the use of Letters of Credit issued by Lender. The Releases shall be subject to the following conditions:

     (i)  The Release shall be in a form acceptable to Lender;

     (ii) The amount of outstanding Releases shall not exceed $5,000,000.00;

          (iii)   The fee for each Release shall be a Flat Fee of $60.00;

          (iv) Borrower shall provide indemnification to Lender in a form acceptable to Lender.

     In no event shall the sum (without duplication) of (i) the face amount outstanding Working Capital Advances plus (ii) the amount of the outstanding Letter of Credit plus (iii) the amounts of outstanding Releases exceed the lesser of $15,000,000.00 or 65% of the Appraised Value of the Property less the staff residential building. For the purpose of determining the amount of outstanding Letters of Credit issued in Japanese Yen, such Letters of Credit shall be converted to U.S. Dollars using the Exchange Rate on the date of the determination and that amount shall be multiplied by 120%.

3.2 ADVANCE PROCEDURE. Advances shall be made in accordance with a written request therefor executed by Borrower and delivered to Lender and shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower, (i) when credited to any deposit account of Borrower maintained with Lender or (ii) when paid in accordance with Borrower's written instructions. Subject to the conditions precedent contained in
     Section 3.7. Advances shall be made by Lender upon telephonic or written request in form acceptable to Lender received from Borrower, which request shall be received not later than 3:00 p.m. (California time) on the date specified for such Advance, which date shall be a Business Day. Requests for Advances received after such time, may at Lender's option be deemed to be a request for an Advance to be made on the next succeeding Business Day.

3.3 RECORD OF ACCOUNT. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit (the "Line Account"). Lender shall provide Borrower with a monthly statement on the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

3.4 CONDITIONS PRECEDENT TO LOAN. The obligation of Lender to make the Loan is subject to and expressly conditioned upon the following:

     (a) Borrower, at its sole expense, shall deliver to Lender, at its office in Los Angeles, California, on or before the date of the first Advance the following, in form and substance satisfactory to Lender, in Lender's sole opinion and judgment:

          (i)     The Note;
          (ii)    The Deed of Trust;
          (iii)   The Financing Statement;
          (iv)    This Agreement;
          (v)     The Loan Disbursement Instructions;
          (vi)    The Agreement to Furnish Insurance;
          (vii)   The Hazardous Substances Indemnity Agreement;
          (viii)  The Corporate Resolution to Borrow;
          (ix)    The Title Policy or evidence of a commitment thereof;
          (x)     The Insurance Policies;
          (xi) Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as Lender may reasonably request;

     (b) Review and approval by Lender, its counsel, or both, of true and correct copies of Borrower's Organizational Documents, matters affecting the Property, and all other Loan Documents;

          (c) Review and approval by Lender of true and correct copies of Financial Statements of Borrower;

          (d) No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith; and

          (e)  Payment by Borrower to Lender of the loan fee of $37,500.00.

4.   BORROWER'S COVENANTS.

     In addition to anything else herein stated, Borrower agrees:

     4.1 INSURANCE. To obtain and at all times maintain hazard and liability insurance in amount, form and issued by a company or companies satisfactory to Lender. The insurance is to include business interruption, boiler and machinery and glass insurance. Lender is to be a loss payable payee under the hazard insurance and an additional insured under said liability insurance. Said liability insurance is to include, but not be limited to, workman's compensation and employer's liability insurance. In the event any portion of the Property is determined to be in a Flood Hazard Area at any time as reported by the U.S. Secretary of the Department of Housing and Urban Development, Borrower shall obtain and at all times maintain flood hazard insurance satisfactory to Lender. All policies of a certificate acceptable to Lender shall be delivered to Lender together with evidence of payment of premium thereon and an agreement to give Lender at least thirty (30) Business Days' prior notice of any material changes, termination, or expiration of the policies.
          All insurance policies provided under any lease with tenants of the Property shall be assigned to Lender as additional security.

     4.2 RIGHT OF ENTRY. Lender and Lender's employees or agents shall have the right at all times to enter upon Borrower's premises for whatever purpose Lender deems appropriate, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as Lender may deem appropriate or desirable.

     4.3 LENDER MAY EXAMINE BOOKS AND RECORDS. Lender shall have the right, from time to time, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower; and to make extracts therefrom or copies thereof. Borrower shall promptly make such books, records, and accounting data available to Lender, as stated above, upon written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data.

     4.4 NO AUTOMATIC SET-OFF. The existence of the deposit account described in Paragraph 4.17 and/or the fact of any sum or sums being on deposit in said account shall in no way constitute a set-off against or be deemed to compensate the obligation of the Loan or any payment or performance due under this Agreement or any of the other Loan Documents, unless and until the Lender, by affirmative action, shall so apply said account or any portion thereof and then only to the extent thereof so designated by Lender.

     4.5 PAYMENT OF TAXES. Borrower shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon Borrower or upon its income or profits, or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid might become a lien or charge of a material nature upon any of its properties, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

4.6 PRESERVATION OF EXISTENCE. Borrower, if other than a natural person, will, so long as Borrower remains obligated on the Loan, do all things necessary to preserve and keep in full force and effect its organizational status, and will comply with all Laws, orders and decrees of any Governmental Agency or court applicable to Borrower or to the Project.

4.7 COMPLIANCE WITH LAWS AND CONTRACTS. Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, provided that if Borrower has not so complied by the date prescribed in any such Law or order, regulation, Borrower shall comply therewith by the date set forth in any order of the Governmental Agency charged with the enforcement of such Law, rule or regulation if such date is later, and comply with all contracts, agreements, indentures or instruments by which it is bound.

4.8 MAINTENANCE OF PROPERTIES. Borrower shall use its best efforts to maintain and preserve, or cause to be maintained and preserved, all of its properties, necessary or useful in the proper conduct of its business, including such as may be under lease, in good working order and condition, ordinary wear and tear excepted.

4.9 FINANCIAL COVENANTS AND RATIOS. Borrower shall maintain the following financial covenants and ratios on a quarterly basis except as otherwise indicated;

     (a)  Maximum Debt To Tangible Net Worth of 1.00 to 1.00.
     (b) Minimum Debt Service Coverage Ratio of 1.10 to 1.00 for fiscal year ending December 31, 1999 and 1.25 to 1.00 for subsequent fiscal year ends.
     (c)  Minimum Tangible Net Worth of $65,400,000.00.
     (d)  Minimum Quick Ratio of .80 to 1.00.
     (e) Unencumbered Cash, Cash Equivalents and Marketable Securities of not less than $15,000,000.00.

4.10 LIENS. Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) or any nature upon or with respect to the Property, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances, or taxes, assessments or governmental charges or levies on property of Borrower, or in respect of a judgment or awards against Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or if Borrower shall have set aside adequate reserves therefor as determined or approved by its certified independent accounting firm, or, if in the case of judgments or awards, execution on the same shall have been effectively stayed pending appeal or review or insured or bonded to the extent to Borrower's liability in respect thereof, and in the case of all of the foregoing, the same are being contested in good faith and by appropriate proceedings.

4.11 LIMITATIONS ON BORROWINGS. Borrower shall not create, incur, assume or suffer to exist any indebtedness, other than ordinary trade payables or other indebtedness incurred in the ordinary course of business of more than $30,000,000.00 from Lender and other financial institutions without the prior written consent of Lender.

4.12 YEAR 2000 COMPLIANT. Borrower will at all times after the date of this Agreement be Year 2000 Compliant as defined in Section 2.14.

4.13 INTENTIONALLY DELETED.

4.14 OTHER COVENANTS.  Borrower further agrees to:

     (a) Notify Lender promptly of any claims of litigation in excess of 10% of total assets of Borrower.

     (b) Notify Lender of sale, merger, acquisition and/or combination; concurrent with notification to the public.

4.15 REPORTING REQUIREMENTS. So long as Borrower shall have any obligation to Lender under this Agreement, Borrower shall deliver to the Lender the following financial statements and reports:

     (a) As soon as practicable and in any event within fifteen (15) days after Borrower knows or should reasonably have known of the commencement of any legal action against it, except actions seeking money judgment that are fully insured or bonded, a report of the commencement of such action containing a statement signed by the chief financial officer of Borrower setting forth details of such legal action and any action Borrower proposes to take with respect thereto;

     (b) Within fifteen (15) days of the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower;

     (c) Any change in name of Borrower or use of any trade names or trade styles not presently used;

     (d) As soon as practicable and in any event within sixty (60) days after the end of each quarter of each fiscal year of Borrower, balance sheets of Borrower as of end of each such quarter and a statement of earnings and surplus for each such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Borrower as having been prepared in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in subsection 4.15(e);

     (e)  As soon as available and in any event within one hundred twenty days
          (120) after the end of each fiscal year of Borrower, a copy of the Borrower's Financial Statements for such year, audited by an independent certified public accountant of recognized standing acceptable to Lender;

     (f)  Intentionally deleted.

     (g) Promptly upon receipt thereof, one (1)copy of any other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

     (h) Within fifteen (15) days of (i) any contact from any Governmental Agency concerning any environmental protection Laws, including, but not limited to, any notice of any proceeding or inquiry with respect to the presence of any hazardous waste, toxic substances or hazardous materials on the Property or the migration thereof from or to other property, (ii) any and all claims made or threatened by any third party against or relating to the Property concerning any loss or injury resulting from toxic substances, hazardous waste, or hazardous materials, or (iii) Borrower's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Property that could cause the Property , or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability, or loss of the Property under any Law,

               Borrower shall deliver to Lender a report regarding such contact and setting forth in detail and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower;

          (i) Within fifteen (15) business days of becoming aware of any developments or other information which may materially and adversely affect Borrower's properties, business, prospects, profits or condition (financial or otherwise) or Borrower's ability to perform this agreement or the other Loan Documents, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect, which shall be promptly confirmed in writing;

          (j) Within thirty (30) days from date of Lender's request, but not more often than quarterly, an accounts receivable aging report, accounts payable aging report and inventory summary report in form and substance acceptable to Lender.

          (k) Such other information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower as the Lender may from time to time request.

    4.16 Compensating Balance Requirement. Borrower shall maintain with Lender Compensating Balances as shown on Borrower's monthly account analysis statements from Lender calculated on a quarterly basis equal to $300,000.00. In the event the required Compensating Balances are not maintained, Borrower shall pay to Lender a fee equal to 110% of the Libor Borrowing Rate per annum during the applicable quarter times the amount of the Compensating Balance deficiency ("Deficiency") times the days in the quarter divided by 360. The fee shall be calculated by Lender on a quarterly basis and paid by the Borrower on the 15th day following the end of each quarter. For the purposes of computing the fee which is due; (a) the Deficiency shall be equal to $300,000.00 less the Compensating Balances during the applicable quarter; and (b) Libor Borrowing Rate shall mean the average of the Libor Rates, as defined in the Note, during the applicable quarter.

    4.17 Deposit Relationship. Borrower shall maintain one of its primary deposit relationships with Lender at all times during the term of this Agreement.

5.  EVENTS OF DEFAULT.

    An "Event of Default" shall be deemed to have occurred hereunder if:

    5.1 DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to pay principal or interest, or both, when due under the terms of the Notes; or Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, which failure may be cured by the payment of money, and, in any of such events, such failure shall continue for a period of ten (10) days from the date such payment or performance was due; or Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any of the other Loan Documents, which failure cannot be cured by the payment of money and such failure shall continue for a period of thirty (30) days after the Lender shall have given written notice to Borrower specifying such default; or

    5.2 BREACH OF WARRANTY. Any warranties or representations made or agreed to be made in this Agreement or in any of the other Loan Documents shall be breached in any material respect or shall prove to be false or misleading in any respect when made; or

    5.3 LITIGATION AGAINST BORROWER. Any suit shall be filed against Borrower, which, if adversely determined, could substantially impair the ability of Borrower to perform any or all of its obligations under and by virtue of this Agreement or any of the other Loan Documents, unless Borrower's counsel furnishes to Lender its opinion, to the satisfaction of Lender and Lender's counsel, that, in its judgment the suit is essentially without merit; or

5.4 LEVY UPON PROPERTY. A levy shall be made on the Property under any process and such levy shall not be bonded over or shall continue unstayed for thirty (30) days or more.

5.5 ACCELERATION OF OTHER DEBTS. Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower, whether or not arising hereunder and/or relating to or affecting the Property or Borrower's ability to perform hereunder, may be declared immediately due and payable by the holder thereof; or

5.6 TRANSFER OF PROPERTY. Borrower shall, without the prior written consent of Lender, which consent the Lender may either give or withhold in its sole and absolute opinion and judgment voluntarily, involuntarily or by operation of law, sell, transfer, convey, lease, or encumber the Property, or any interest therein except as permitted herein, or shall contract for such sale, transfer, conveyance, or encumbrance; or

5.7 BANKRUPTCY. Borrower shall fail to pay its debts as they become due, or shall make an assignment for the benefit of its creditors, or shall admit, in writing, its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within thirty
          (30) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including, but not limited to, those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within thirty (30) days after the appointment; or

5.8       BORROWER STATUS.   Without Lender's prior written consent, Borrower
          shall be liquidated, dissolved, or fail to maintain it status as a going concern; or

5.9 EXECUTION LEVY. Execution shall have been levied against the Property or any lien creditor shall commence suit to enforce a judgment lien against the Property and such action or suit shall not have been bonded or shall continue unstayed for a period of thirty (30) days or more;

5.10 ATTACHMENT. Any proceeding shall be brought, the object of which is that any pat of the Lender's commitment to make the Advances hereunder shall at any time be subject or liable to attachment or levy by any creditor of Borrower; or

5.11 DESTRUCTION. Any part or all of the Property is materially damaged or destroyed by fire or other casualty and the loss shall prove to be inadequately covered by insurance actually collected or in the process of collection to restore the Property to its condition prior to such fire or other casualty; or

5.12 EMINENT DOMAIN. Any material part or all of the Property shall be the subject of an eminent domain proceeding or a taking adverse to the interest of Lender; or

5.13 MISREPRESENTATION AND/OR NON-DISCLOSURE. Borrower has made certain statements and disclosures in order to induce Lender to make the Loan and enter into this Agreement, and, in the event Borrower has made material misrepresentations of failed to disclose any material fact, Lender may treat such misrepresentation or omission as a breach of this Agreement. Such action shall not affect any remedies Lender may have for such misrepresentation or non-disclosure, as such, or under its Deed of Trust for such misrepresentation or concealment; or

     5.14 ERISA.  Any of the following events occur or exist with respect to
          Borrower:

          (a)  Any Reportable Event with respect to any Plan;

          (b) The filing under Title IV of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

          (c) Any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings for the termination of, or for the appointment of a trustee to administrate any Plan, or the institution by the PBGC of any such proceeding; or

     5.15 FINANCIAL CONDITION. There shall be any material adverse changes in Borrower's financial condition.

6.   REMEDIES.

     6.1 CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the occurrence of an Event of Default or upon the occurrence of a default in any other joint and/or several obligation or obligations of the Borrower, to Lender, Lender shall have no obligation to make any further Advances, issue Letters of Credit or provide Releases, and all sums disbursed or advanced by Lender and all accrued and unpaid interest thereon, together with an amount equal to the amount of all outstanding Letters of Credit and Releases shall, at the option of Lender, become immediately due and payable, and Lender shall be released from any and all obligations to Borrower under the terms of this Agreement.

     6.2 RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights and remedies hereinabove mentioned. Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to realize upon any or all of its security, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.

7.   GENERAL CONDITIONS AND MISCELLANEOUS.

     7. NONLIABILITY OF LENDER. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled, or given to Lender pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

     7.2 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights, and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to the Note and the other Loan Documents, and shall not be construed as a modification of the Note or the other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon. In the event of a conflict between this

          Agreement and the Note, the provisions of the Note shall control. In the event of a conflict between this Agreement and the Deed of Trust, the provisions of this Agreement shall control.

     7.3 INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold harmless Lender and its directors, officers, agents and employees (individually and collectively the "Indemnitee(s)") from and against:

          (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person if the claim, demand, action or cause of action, directly or indirectly, relates to a claim, demand, action or cause of action that the person has or asserts against Borrower; and

          (b) Any and all liabilities, losses, costs or expenses (including court costs and attorney's fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section 7.3.

     7.4 CHANGE IN LAWS. In the event of the enactment, after the date of this Agreement, of any Laws: (a) deducting from the value of property for the purpose of taxation of any lien or security interest thereon;
          (b) imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, (c) changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements, or the interest of the mortgagee or secured party in the property covered thereby; or (d) the manner of collection of such taxes so as to affect the Deed of Trust secured thereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall promptly pay such taxes, assessments, charges or liens, or reimburse Lender therefor, if Borrower shall be prohibited from paying such tax or from reimbursing Lender for the amount thereof, Borrower shall execute a modification to the Loan Documents which modification shall increase the interest rate payable pursuant to the Note so as to permit Lender to maintain its yield as if such tax had not been imposed. If Borrower shall be prohibited from executing the above-referenced modifications. Lender may, in Lender's sole opinion and judgment, declare the principal of all amounts disbursed and owing under the Note, this Agreement, and the other Loan Documents (including all obligations secured by this Agreement or the other
          Loan Documents) and all other indebtedness of Borrower to Lender, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date.

     7.5 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof. The waiver by Lender of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

     7.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right to assign its rights under this Agreement or the other Loan Documents and to grant participations in the Loan to others, but all waivers or abridgements of Borrower's obligations that may be granted from time to time by Lender in writing, shall be binding upon such assignees or participants.

     7.7 EXECUTION IN COUNTERPARTS. This Agreement and any other Loan Document, except the Note and the Deed of Trust, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. the execution of this Agreement or any other Loan

     Document by any party hereto or thereto will not become effective until counterparts hereon or thereof, as the case may be, have been executed by all the parties hereto or thereto.

7.8 INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the documents referred to herein, constitutes the entire agreement of the parties touching upon the subject matter hereof, supersedes any prior negotiations or agreements on such matter. No amendment, modification or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lender and Borrower, and no waiver of any of Borrower's obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lender, and then only in the specific instance and for the specific purpose given.

7.9  COSTS, EXPENSES AND TAXES. Borrower shall pay to Lender, on demand:

     (a) The reasonable attorneys' fees and out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery and administration of the Agreement and any other Loan Document and any matter related thereto, including, but not limited to, appraisals of the Property;

     (b) The reasonable costs and expenses of Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants, and other outside experts retained by Lender, and

     (c) All costs, expenses, fees, premiums and other charges relating to or arising from this Agreement or any of the other Loan Documents or any transactions contemplated hereby or thereby or the compliance with any of the terms and conditions hereof or thereof, including, but not limited to, recording fees, filing fees, credit report fees, release or reconveyance fees, title insurance premiums and the cost of realty tax service for the term of the Loan.

          All sums paid or expended by Lender under the terms of this Agreement shall be considered to be, and shall be, a part of the Loan. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the default rate provided in the Note, shall be secured by the Deed of Trust and shall be immediately due and payable by Borrower upon demand.

7.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in any other Loan Document shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, Financial Statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

7.11 NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document (a "Notice"), must be in writing and must be mailed, telegraphed, delivered or sent by telex, cable or other form of electronic written communication to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

     Any notice given by telegram, telex, cable or other form of electronic written communication must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with first-class or air mail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or other form of electronic written communication, when sent; or if given by personal delivery, when delivered.

     Such notices will be given to the following:

     To Lender:     TOKAI BANK OF CALIFORNIA
                    300 South Grand Avenue, 5th Floor
                    Los Angeles, California 90071
                    Attn: Loan Servicing Department

     To Borrower:   ESS TECHNOLOGY, INC.
                    48401 Fremont Boulevard
                    Fremont, California 94538
                    Attn: Fred S.L. Chan, Chairman/President/
                          Chief Executive Officer

7.12 FURTHER ASSURANCES. Borrower shall, at its sole expense and without expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention of facilitating the performance of the terms of any Loan Documents, or for assuring the validity of any security interest.

7.13 GOVERNING LAW. The Loan shall be deemed to have been made in California, and this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of California.

7.14 SEVERABILITY OF PROVISIONS. If any provision of this Agreement or of any of the other Loan Documents is held to be inoperative, unenforceable or invalid, such provision shall be inoperative, unenforceable or invalid without affecting the remaining provisions: this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement or the other Loan Documents; and to this end the provisions of this Agreement and the other Loan Documents are declared to be severable, remaining in full force and effect.

7.15 CONSTRUCTION. Whenever the context of this Agreement requires, the singular shall include the plural and the masculine gender shall include the feminine and/or neuter.

7.16 HEADINGS. Paragraph and Section headings in this agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

7.17 WAIVER OF JURY TRIAL. Borrower and Lender acknowledged that the right to trial by Jury is a constitutional one, but that it may be waived. Each party, after consulting (or having had the opportunity to consult) with Counsel of their choice, knowingly and voluntarily, and for their mutual benefit, waives any right of trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement or the obligations or any Loan Document.




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
IN WITNESS WHEREOF, Borrower and Lender have hereto caused this Agreement to be executed on the date first above written.


"LENDER"

TOKAI BANK OF CALIFORNIA
a California banking corporation


By: /s/  MARGARET MAK
   ------------------------------------------
   Margaret Mak, Vice President/Credit Officer
   LA Commercial Banking Division

By: /s/  STEPHEN MOYER
   ------------------------------------------
   Stephen Moyer, Vice President/Counsel
   Loan Servicing Department


"BORROWER"

ESS TECHNOLOGY, INC.

By: /s/  FRED S.L. CHAN
   ------------------------------------------
   Fred S.L. Chan,
   Chairman/President/Chief Executive Officer






                                 Page 19 of 19